BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


EXHIBIT 10.16 - MATERIAL CONTRACT
PROPERTY RENTAL AGREEMENT-RORY ERICKSON
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                                RENTAL AGREEMENT
                                ----------------

By agreement made this 1st day of July, 2001 between Rory Erickson, of Regina, Saskatchewan, Canada,( the "Owner"), and Bangla Property Management, Inc., of Los Altos, California, (the " Renter").

PROPERTY DESCRIPTION

Portion of: 3540 Albert Street, Regina, Saskatchewan, Canada, S4S 3P5

The Owner warrants that to the best of his/her knowledge and belief the aforesaid property is free of faults or deficiencies, which would affect its safe and dependable operation under normal and prudent usage.

RENTAL PERIOD

The Owner agrees to rent the above-described property to the Renter for a period of eighteen months, beginning January 1, 2002 and ending June 30, 2003.

USE OF PROPERTY

Executive Offices

The Renter further agrees that the rented property [1] shall not be used beyond any rated capacity; [2] shall not be used for any illegal purpose; [3] shall not be used in any manner for which it was not designed, built, or designated by the manufacturer; [4] will not be used in a negligent manner; [5] will not be operated by any other person without the written permission of the Owner; and [6] will not be removed from the designated area of use or operation.

AREA OF USE OR OPERATION

The Renter agrees to operate/use the above-described property only at the following location or within the following described area(s):

     Garage Area

INSURANCE

The Renter hereby agrees that he shall fully indemnify the Owner for any and all damage to or loss of the rented property and any accessories or related



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                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


equipment during the term of this Agreement whether caused by fire, theft, flood, vandalism, or any other cause, except that which shall be determined to have been caused by a fault or deficiency of the rented property, accessories, or equipment.

RENTAL RATE

The Renter hereby agrees to pay the Owner at the rate of $ 50.00 per Month for the use of said property. Any utilities consumed by the Renter shall be paid for by the Owner.

DEPOSIT

(begin text deleted)
The Renter  further  agrees to make a deposit of $    N/A               with the
                                                  ---------------------
Owner. Said deposit to be used, in the event of loss of or damage to the rented property during the term of this Agreement, to defray fully or partially the cost of necessary repairs or replacement. In the absence of any damage or loss, said deposit shall be credited toward payment of the rental fee and any excess shall be returned to the Renter.
(end text deleted)

RETURN OF PROPERTY TO OWNER

The   Renter   hereby   agrees   to  return   the   rented   property   and  any
accessories/equipment to the Owner at 3540 Albert Street, Regina, Saskatchewan, Canada, S4S 3P5 no later than June 30, 2003.

TERMINATION OF AGREEMENT

It is mutually agreed that the Renter shall have the right to terminate this Agreement at any time by payment of one full day rental for each 24-hour period or any part thereof, during which the Renter has retained possession of the property and any accessories/ equipment during the term of this Agreement.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement.



     /s/ Shawn Erickson                     January 1, 2002
-----------------------------------------   ---------------
Renter's Signature                          Date



     /s/ Rory Erickson                      January  1, 2002
-----------------------------------------   ---------------
Owner's Signature                           Date





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